UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2010
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 11, 2010, NiSource Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 230,473,853 shares of common stock, par value $.01, or approximately 83.2% of the 277,126,434 shares of common stock outstanding as of the record date, were present in person or by proxy. Set forth below are the matters acted upon by Company stockholders at the Annual Meeting as described the Company’s Proxy Statement filed on April 2, 2010, and the final voting results on each such matter.
Proposal I: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Abdoo	193,806,434	6,033,274	2,315,204	28,318,941

Steven C. Beering	193,486,971	6,481,474	2,186,467	28,318,941

Dennis E. Foster	196,213,057	3,733,755	2,208,101	28,318,940

Michael E. Jesanis	197,503,699	2,473,508	2,177,707	28,318,939

Marty R. Kittrell	187,956,833	12,026,493	2,171,587	28,318,940

W. Lee Nutter	195,422,752	4,503,363	2,228,796	28,318,942

Deborah S. Parker	196,936,635	3,045,642	2,172,635	28,318,941

Ian M. Rolland	195,350,951	4,619,171	2,184,790	28,318,941

Robert C. Skaggs	196,918,830	3,096,251	2,139,830	28,318,942

Richard L. Thompson	197,275,414	2,694,016	2,185,484	28,318,939

Carolyn Y. Woo	194,223,107	5,783,305	2,148,500	28,318,941
Each nominee, having received more votes in favor of his or her election than against election, was elected.
Proposal II: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
226,366,399	1,971,128	2,136,325
There were no broker non-votes as to Proposal II.
Proposal II, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was adopted.

Proposal III: Amendment of By-Laws to Give Stockholders the Power to Call Special Meetings of Stockholders. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
225,980,748	2,180,648	2,312,456
There were no broker non-votes as to Proposal III.
Proposal III, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved. A copy of the Amended and Restated By-Laws, effective as of May 11, 2010 are filed as Exhibit 3.1 to this report and incorporated herein by reference.
Proposal IV: Approval of the NiSource Inc. 2010 Omnibus Incentive Plan. The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
179,390,665	19,963,245	2,801,002	28,318,941
Proposal IV, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved.
Proposal V: Stockholder Proposal Requesting Adoption of a Policy Requiring Senior Executives to Retain a Significant Percentage of Stock Acquired Through Compensation Programs Until Three Years Following Termination of Employment. The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,657,761	151,328,186	3,168,966	28,318,940
Proposal V, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was not approved.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)
Date: May 14, 2010	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary